Exhibit 10.1

                            MUTUAL CONSENT TO RESCIND

This agreement is made and entered into on June 3, 2011, by and between Domark International, Inc., hereinafter DOMK, and Silk For Less, Inc. a Florida corporation, and Luis Cardenas, shareholder, hereinafter referred to collectively as the parties.

Whereas, the parties hereto entered into an Agreement for the Exchange of Common Stock (Agreement) on May 27, 2011, and

Whereas, the transaction closed on May 27, 2011, and

Whereas, the parties hereto desire to rescind the Agreement by mutual consent.

Now therefore, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. The Agreement for the Exchange of Common Stock executed and closed by the parties on May 27, 2011 is hereby rescinded effective immediately.

2. All documents delivered by one party to another will be returned and the parties will be placed back in the position they were prior to entry into the agreement and the transaction closing including the return of any shares issued in the transaction to each other pursuant to the terms of the agreement.

3. The parties hereto each release the other of any claims of any kind relating to the agreement and transaction closing.

In witness whereof, the parties hereto have executed this agreement as of the 3rd day of June, 2011 at Orlando, Florida.


Domark International, Inc.                  Silk For Less, Inc.



By: /s/ R. Thomas Kidd                      By: /s/ Luis Cardenas
   ---------------------------------           ---------------------------------
   Its CEO                                     President
                                               Luis Cardenas